EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Small Cap Fund (series #01):

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 California Pizza Kitchen
	Date of Purchase:       2/6/2001
	Underwriter from whom Purchased:
                              BancAmerica Montgomery
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        U.S. Bancorp Piper Jaffray
	                        Deutsche Bank Alex Brown
	Aggregate dollar amount of purchase:
					$1,296,875
	Aggregate dollar amount of offering:
					$88,187,500
	Purchase price (net of fees and expenses):
	$25.9375 per share
	Date offering commenced:
					2/6/2001
	Commission:			$0.78 per share



2)	Issuer:                 Simplex Solutions, Inc.
	Date of Purchase:       5/2/2001
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        SG Cowen Securities
	                        Wells Fargo Van Kasper
	Aggregate dollar amount of purchase:
					$127,200
	Aggregate dollar amount of offering:
					$48,000,000
	Purchase price (net of fees and expenses):
	$11.50 per share
	Date offering commenced:
					5/2/2001
	Commission:			$0.50 per share





3)	Issuer:                 Simplex Solutions, Inc.
	Date of Purchase:       05/17/2001
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        Deutsche Banc Alex Brown
                              Bear, Stearns & Co.
                              Morgan (J.P.) Securities
                              Merrill Lynch & Co.
                              Salomon Smith Barney
                              WR Hambrecht & Co.
                              Banc of America Securities
                              William Blair & Co.
                              CIBC World Markets Corp.
                              Dain Rauscher, Inc.
                              First Union Securities
                              Prudential Securities
                              Robertson Stephens, Inc.
                              SG Cowen Securities Corp.
                              U.S. Bancorp Piper Jaffray
                              Thomas Weisel Partners LLC
	Aggregate dollar amount of purchase:
					$130,502
	Aggregate dollar amount of offering:
					$464,000,000
	Purchase price (net of fees and expenses):
	$13.98 per share
	Date offering commenced:
					05/17/2001
	Commission:			$0.52 per share



4)	Issuer:                 Alliance Data Systems
	Date of Purchase:       6/7/2001
	Underwriter from whom Purchased:
                              Bear, Stearns & Co.
	Affiliated Underwriters:
		FleetBoston Robertson
Stephens
	Other Members of Syndicate:
	                        William Blair & Co.
                              First Boston (Credit Suisse)
                              Fox-Pitt, Kelton, Inc.
                              Merrill Lynch & Co.
                              Raymond James & Assoc.
                              Gerard Klauer Mattison & Co.
	Aggregate dollar amount of purchase:
					$536,400
	Aggregate dollar amount of offering:
					$156,000,000
	Purchase price (net of fees and expenses):
	$11.50 per share
	Date offering commenced:
					6/7/2001
	Commission:			$0.50 per share
5)	Issuer:              American Medical Systems
Holdings
	Date of Purchase:    06/27/2001
	Underwriter from whom Purchased:
                              U.S. Bancorp Piper Jaffray
	Affiliated Underwriters:
		U.S. Bancorp Piper Jaffray
	Other Members of Syndicate:
	                        Banc of America Securities
                              Morgan (J.P.) Securities
                              Hambrecht & Quist
	Aggregate dollar amount of purchase:
					$2,817,520
	Aggregate dollar amount of offering:
					$114,800,000
	Purchase price (net of fees and expenses):
	$15.86 per share
	Date offering commenced:
					6/27/2001
	Commission:			$0.54 per share


High Yield Fund (series #03):


Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)    Issuer:             Tricon Global Restaurant
	Date of Purchase:   04/09/2001
      Underwriter from whom Purchased:
                          Goldman Sachs
      Affiliated Underwriters:
		              FleetBoston Corp.
	Other Members of Syndicate:
	                    Morgan (JP) & Co.
	                    Salomon Smith Barney
	                    Banc One Capital Markets
                          Merrill Lynch & Co.
                          Sun Trust Equitable Securities
      Aggregate dollar amount of purchase:
                          $7,500,000
      Aggregate dollar amount of offering:
                          $200,000,000
	Purchase price (net of fees and expenses):
                          $99.000
      Date offering commenced:
                          04/09/2001
	Commission:         $75,000 net





2)    Issuer:             Felcor Lodging OP
	Date of Purchase:   05/24/2001
      Underwriter from whom Purchased:
                          Deutsche Bank Alex Brown
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Morgan (JP) & Co.
	                    Salomon Smith Barney
	                    Banc of America Securities
                          Merrill Lynch & Co.
                          BMO Nesbitt Burns
                          Credit Lyonnais Securities
                          Morgan Stanley Dean Witter
                          PNC Capital Markets
                          Scotia Capital
                          SG Cowen Securities
                          Wells Fargo Van Kasper
      Aggregate dollar amount of purchase:
                          $4,000,000
      Aggregate dollar amount of offering:
                          $600,000,000
	Purchase price (net of fees and expenses):
                          $97.672
      Date offering commenced:
                          05/24/2001
	Commission:         $60,000 net



3)    Issuer:             Extended Stay America
	Date of Purchase:   06/20/2001
      Underwriter from whom Purchased:
                          Morgan Stanley Dean Witter
      Affiliated Underwriters:
		              Fleet Securities, Inc.
	Other Members of Syndicate:
	                    Golman Sachs & Co.
                          Merrill Lynch & Co.
                          Bear Stearns & Co.
      Aggregate dollar amount of purchase:
                          $7,500,000
      Aggregate dollar amount of offering:
                          $300,000,000
	Purchase price (net of fees and expenses):
                          $98.100
      Date offering commenced:
                          06/20/2001
	Commission:         $142,500 net